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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-8 of our report dated March 11, 1993, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1992, and of our report dated June 22, 1993, appearing in the Annual Report on Form 11-K of the Employees' Thrift Plan of the Texas Utilities Company System for the year ended December 31, 1992.


/s/ Deloitte & Touche


DELOITTE & TOUCHE




Dallas, Texas
February 23, 1994